EXHIBIT 99.1

Superconductor Technologies Reports 2015 Second Quarter Results

- Qualification testing advances with multiple customers -
- Conductus wire qualifies for Robinson's Roebel cable -
- Conductus wire attains record current handling performance from production machine -

AUSTIN, Texas, Aug. 11, 2015 (GLOBE NEWSWIRE) -- Superconductor Technologies Inc. (STI) (Nasdaq:SCON), a world leader in the development and production of high temperature superconducting (HTS) materials and associated technologies, reported results for the quarter ended June 27, 2015.

"This summer, Conductus® wire achieved significant performance improvements with multiple customers and applications," stated Jeff Quiram, STI's president and chief executive officer. "We believe we will meet all of the product requirements for one or more customers in the next few months. Our efforts continue to focus on the customers that we believe are best positioned to aggressively deploy superconducting devices in the near term. As our wire approaches final qualification, we are engaged in business discussions with several superconducting fault current limiter (SFCL) customers to match our wire production plans with their expected demand.

"During the second quarter, STI successfully qualified Conductus wire for use in the Robinson Research Institute's proprietary Roebel cable, a winding cable that is used in high-field magnets, transformers, utility-scale generators and other large motor applications. In partnership with Robinson, we are engaged in the qualification process with a number of customers in Asia.

"In June, Conductus wire attained a new record for current handling performance delivering greater than 900 Amps at 77 kelvin in self field on 12 millimeter wide wire. This record breaking wire was manufactured with STI's new RCE production system and further demonstrates the effectiveness and scalability of our proprietary RCE-CDR process. We continue to increase the run lengths of high-performance Conductus wire on the production machine and have begun utilizing its output to complete qualification testing with our customers."

STI's second quarter 2015 net revenues were $71,000 compared to $55,000 in the first quarter of 2015 and $75,000 in the second quarter of 2014. Revenue for all periods was primarily from legacy wireless products. Net loss for the second quarter 2015 was $2.4 million, or a loss of $0.14 per basic and diluted share, compared to a net loss of $1.4 million, or a loss of $0.10 per basic and diluted share, in the first quarter of 2015, and a net loss of $55,000, or a loss of $0.00 per basic and diluted share, which included a one-time gain of $3.5 million from the company's investment in Resonant Inc., in the second quarter of 2014.

For the six-month period ending June 27, 2015, total net revenues were $126,000, compared to $464,000 for the first half of 2014. The net loss for the first half of 2015 was $3.8 million, or $0.25 per share, compared to $3.0 million, or $0.24 per share, including the aforementioned one-time gain of $3.5 million, for the prior year's first half.

As of June 27, 2015, STI had $2.8 million in cash and cash equivalents. STI expects to spend less than $400,000 on capital equipment for the entirety of 2015 now that the Conductus wire production suite is completed. Capital expenditures for the second quarter were $95,000.

Investor Conference Call

STI will host a conference call and simultaneous webcast today, August 11th at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time to discuss its results. Participating in the call will be Jeff Quiram, president and chief executive officer; and Bill Buchanan, vice president and chief financial officer. To listen to the call live, please dial 1-888-427-9419 at least 10 minutes before the start of the conference. International participants may dial 1-719-325-2464. The conference ID is 2529786. The call will be webcast and can be accessed from the "Investor Relations" section of the company's website at http://www.suptech.com. A telephone replay will be available until midnight ET on August 14th by dialing 1-888-203-1112 or 1-719-457-0820, and entering pass code 2529786. A replay will also be available at the web address above.

About Superconductor Technologies Inc. (STI)

Superconductor Technologies Inc. is a global leader in superconducting innovation. Its Conductus® superconducting wire platform offers high performance, cost-effective and scalable superconducting wire. With 100 times the current carrying capacity of conventional copper and aluminum, superconducting wire offers zero resistance with extreme high current density. This provides a significant benefit for electric power transmission and also enables much smaller or more powerful magnets for motors, generators, energy storage and medical equipment. Since 1987, STI has led innovation in HTS materials, developing more than 100 patents as well as proprietary trade secrets and manufacturing expertise. For more than 20 years STI utilized its unique HTS manufacturing process for solutions to maximize capacity utilization and coverage for Tier 1 telecommunications operators. Headquartered in Austin, TX, Superconductor Technologies Inc.'s common stock is listed on the NASDAQ Capital Market under the ticker symbol "SCON." For more information about STI, please visit http://www.suptech.com.

Safe Harbor Statement

Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors, which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include, but are not limited to: our limited cash and a history of losses; our need to materially grow our revenues from commercial operations and/or to raise additional capital (which financing may not be available on acceptable terms or at all) in the very near future, before cash reserves are depleted (which reserves are expected to be sufficient into the fourth quarter of 2015), to implement our current business plan and maintain our viability; the performance and use of our equipment to produce wire in accordance with our timetable; overcoming technical challenges in attaining milestones to develop and manufacture commercial lengths of our HTS wire; the possibility of delays in customer evaluation and acceptance of our HTS wire; the limited number of potential customers and customer pressures on the selling prices of our products; the limited number of suppliers for some of our components and our HTS wire; there being no significant backlog from quarter to quarter; our market being characterized by rapidly advancing technology; the impact of competitive products, technologies and pricing; manufacturing capacity constraints and difficulties; the impact of any financing activity on the level of our stock price; the dilutive impact of any issuances of securities to raise capital; cost and uncertainty from compliance with environmental regulations; and local, regional, and national and international economic conditions and events and the impact they may have on us and our customers.

Forward-looking statements can be affected by many other factors, including, those described in the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of STI's Annual Report on Form 10-K for the year ended December 31, 2014 and in STI's other public filings. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

Investor Relations Contact
Cathy Mattison or Kirsten Chapman
LHA +1-415-433-3777 invest@suptech.com

– Tables to Follow –

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014

Net revenues	$ 71,000	$ 75,000	$ 126,000	$ 464,000

Costs and expenses:
Cost of revenues	689,000	352,000	1,445,000	722,000
Research and development	1,017,000	1,515,000	2,474,000	2,986,000
Selling, general and administrative	1,318,000	1,366,000	2,845,000	2,714,000

Total costs and expenses	3,024,000	3,233,000	6,764,000	6,422,000

Loss from operations	(2,953,000)	(3,158,000)	(6,638,000)	(5,958,000)

Other Income and Expense:

Gain (loss) from investment in Resonant	--	3,465,000	--	3,465,000
Adjustments to fair value of warrant derivatives	752,000	(656,000)	3,383,000	(888,000)
Adjustments to warrant exercise price	--	--	(367,000)	--
Other (expense) income	(208,000)	294,000	(208,000)	391,000

Net loss	$ (2,409,000)	$ (55,000)	$ (3,830,000)	$ (2,990,000)

Basic and diluted loss per common share	$ (0.14)	$ (0.00)	$ (0.25)	$ (0.24)

Basic and diluted weighted average number of common shares outstanding	17,147,082	13,026,636	15,468,580	12,463,364

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 27,	December 31,
	2015	2014
	(Unaudited)	(See Note)
ASSETS

Current Assets:
Cash and cash equivalents	$ 2,755,000	$ 1,238,000
Accounts receivable, net	39,000	86,000
Inventory, net	--	74,000
Prepaid expenses and other current assets	332,000	358,000
Total Current Assets	3,126,000	1,756,000

Property and equipment, net of accumulated depreciation of $6,046,000 and $4,908,000, respectively	6,742,000	7,902,000
Patents, licenses and purchased technology, net of accumulated amortization of $832,000 and $794,000, respectively	887,000	886,000
Other assets	130,000	255,000
Total Assets	$ 10,885,000	$ 10,799,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$ 341,000	$ 762,000
Accrued expenses	632,000	455,000
Current portion of derivative fair value - warrants	14,000	946,000
Total Current Liabilities	987,000	2,163,000
Other long term liabilities	1,689,000	4,634,000
Total Liabilities	2,676,000	6,797,000

Stockholders' Equity:
Preferred stock, $.001 par value, 2,000,000 shares authorized, 328,925 and 328,925 shares issued and outstanding, respectively	--	--
Common stock, $.001 par value, 250,000,000 shares authorized, 18,203,689 and 14,264,041 shares issued and outstanding, respectively	18,000	14,000
Capital in excess of par value	294,389,000	286,356,000
Accumulated deficit	(286,198,000)	(282,368,000)
Total Stockholders' Equity	8,209,000	4,002,000
Total Liabilities and Stockholders' Equity	$ 10,885,000	$ 10,799,000

Note – December 31, 2014 balances were derived from audited financial statements.

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 27, 2015	June 28, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (3,830,000)	$ (2,990,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,249,000	665,000
Stock-based compensation expense	1,085,000	356,000
Adjustments to fair value of warrant derivatives	(3,383,000)	888,000
Adjustments to warrant exercise price	367,000	--
Provision for excess or obsolete inventory	58,000	--
Gain on disposal of property and equipment	(1,000)	(102,000)
(Gain) loss in investment in Resonant	--	(3,465,000)
Changes in assets and liabilities:
Accounts receivable	47,000	(272,000)
Inventories	16,000	9,000
Prepaid expenses and other current assets	26,000	238,000
Patents and licenses	(38,000)	(42,000)
Other assets	124,000	55,000
Accounts payable, accrued expenses and other current liabilities	(346,000)	(136,000)
Net cash used in operating activities	(4,626,000)	(4,796,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(141,000)	(2,905,000)
Net proceeds from the sale of property and equipment	1,000	96,000
Net cash used in investing activities	(140,000)	(2,809,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the sale of common stock	4,596,000	--
Net proceeds from the exercise of outstanding warrants	1,687,000	3,751,000
Net cash provided by financing activities	6,283,000	3,751,000

Net increase in cash and cash equivalents	1,517,000	(3,854,000)
Cash and cash equivalents at beginning of period	1,238,000	7,459,000
Cash and cash equivalents at end of period	$ 2,755,000	$ 3,605,000

Supplemental non-cash financing disclosure:
Warrant liability converted to capital in excess of par	$ 669,000	$ --